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                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement             [_] CONFIDENTIAL, FOR USE OF THE
                                                COMMISSION ONLY (AS PERMITTED
                                                BY RULE 14a-6(e)(2))
[_] Definitive Proxy Statement
[X] Definitive Additional Materials
[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                        INTERSTATE GENERAL COMPANY L.P.
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                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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[X] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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Notes:

                             NOTICE TO UNITHOLDERS

                          PROXY STATEMENT/PROSPECTUS
                                  SUPPLEMENT
                         TO PROXY STATEMENT/PROSPECTUS
                             DATED AUGUST 10, 1998
                         (REGISTRATION NO. 333-58835)
                          FILED UNDER RULE 424(b)(3)
                               AND RULE 14a=6(b)

                 DISTRIBUTION OF UP TO 5,250,000 COMMON SHARES
                                      OF
                      AMERICAN COMMUNITY PROPERTIES TRUST
                                    TO THE
                UNITHOLDERS OF INTERSTATE GENERAL COMPANY L.P.

                                  ----------

                       SUPPLEMENT DATED AUGUST 17, 1998
                                      TO
               PROXY STATEMENT/PROSPECTUS DATED AUGUST 10, 1998

        The record date for the Distribution has been set for September 1, 1998. All references to "Record Date" on page 47 of the Proxy Statement/Prospectus dated August 10, 1998 refer to the record date for the Distribution and not to the record date for the Special Meeting of Unitholders. The Distribution will be made on September 11, 1998 to Unitholders of record on the record date on the basis of one ACPT Common Share for every two IGC Units outstanding on that date; provided that the Distribution shall have been approved by the IGC Unitholders at the Special Meeting on August 31, 1998 and other conditions described in the proxy statement have been satisfied.

        Assuming the Distribution occurs on September 11, 1998, on September 25, 1998 IGC will implement a one-for-five reverse Unit split with respect to the IGC Units (the "Reverse Split"). As soon as practicable after the date of the Reverse Split, IGC or its agent will mail transmittal instructions (the "Instructions") to each IGC Unitholder of record on such date advising such holder of the procedure for exchanging certificates representing IGC Units prior to the Reverse Split ("Old Units") for certificates representing the applicable number of IGC Units following the Reverse Split ("New Units"). No certificates or scrip representing fractional New Units will be issued as a result of the Reverse Split. Each recordholder of Old Units who otherwise would be entitled to receive fractional New Units as a result of the Reverse Split will, upon surrendering its certificate(s) representing Old Units in accordance with the Instructions, receive cash in an amount equal to the applicable portion of the market value of a New Unit based on the closing price of New Units on the American Stock Exchange as of the date of the Reverse Split.

        U.S. Department of Housing and Urban Development ("HUD") and Maryland State Community Development Administration ("CDA") regulations do not require regulatory approval of the admission of American Housing as a general partner of the U.S. Apartment Partnerships or the transfer by IGC or IGP of beneficial ownership of interests in the U.S. Apartment Partnerships. These transactions will be completed prior to the Distribution. Approval of the withdrawal of IGC or IGP as a Managing Partner and transfer of legal title of IGC's and IGP's interest in 6 U.S. Apartment Partnerships is pending with HUD and 1 is pending with CDA. IGC Management expects to receive such approvals prior to September 30, 1998. IGC or IGP will remain a general partner of the 7 Partnerships until that date at which time each will withdraw. The Distribution may occur prior to the date HUD and CDA approval of IGC's and IGP's withdrawal is obtained.